UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2014, Victory Energy Corporation (the “Company”), through its controlling interest and as managing partner in Aurora Energy Partners (“Aurora”), sold certain leasehold properties and all of Aurora’s related interests in approximately 640 gross and 128 net mineral acres located in Glasscock County, Texas (the “Assets”) to an unrelated third party (the “Buyer”) for approximately $4 million in cash gross to Aurora. The sale was made pursuant to a Purchase and Sale Agreement dated as of April 30, 2014 (the “PSA”) by and among the working interest owner/sellers, including Aurora, and the Buyer. Aurora has certain post closing indemnification obligations customary for a transaction of this type.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the PSA and the sale of the Assets is incorporated by reference into this Item 1.01.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: June 11, 2014	By:	/s/ Kenneth Hill
Kenneth Hill
Chief Executive Officer

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